UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2020

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2020, Jabil Inc. (the “Company”) entered into a senior unsecured credit agreement (the “Agreement”). The Agreement provides for a five-year revolving credit facility in the initial amount of $2.0 billion, or its currency equivalent (the “Five-Year Revolving Credit Facility”), a three-year revolving credit facility in the initial amount of $700.0 million, or its currency equivalent (the “Three-Year Revolving Credit Facility” and, together with the Five-Year Revolving Credit Facility, the “Revolving Credit Facilities”), which Revolving Credit Facilities may, subject to the lenders’ discretion, potentially be increased by up to an aggregate amount of $1.0 billion, or its currency equivalent, and a $300.0 million five-year term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facilities, the “Credit Facilities”). The Agreement was entered into among the Company; the initial lenders named therein; Citibank, N.A., as administrative agent; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; BNP Paribas, Mizuho Bank, Ltd., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as documentation agents; and Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd., MUFG Bank, Ltd., and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners. The Five-Year Revolving Credit Facility and the Term Loan Facility expire approximately five years from the date of closing and the Three-Year Revolving Credit Facility expires approximately three years from the date of closing, but in the case of the Revolving Credit Facilities, each is subject to one-year extension options subject to the Company’s provision of notice prior to the first, second and/or third anniversaries of the closing date (subject to the lenders’ discretion).

Interest and fees on advances under the Revolving Credit Facilities and Term Loan Facility are based on the Company’s non-credit enhanced long-term senior unsecured debt rating as determined by S&P Global Ratings, Moody’s Investors Service, Inc. and Fitch, Inc. (collectively, the “Rating Agencies”), all as more fully described in the Agreement. Interest is charged at a rate equal to (a) for the Revolving Credit Facilities, either 0.000% to 0.450% above the base rate or 0.975% to 1.450% above the Eurocurrency rate and (b) for the Term Loan Facility, either 0.125% to 0.750% above the base rate or 1.125% to 1.750% above the Eurocurrency rate, in each case where the base rate represents the greatest of Citibank, N.A.’s base rate, 0.50% above the federal funds rate, and 1.0% above one-month LIBOR, but not less than zero, and the Eurocurrency rate represents adjusted LIBOR or adjusted CDOR, as applicable, for the applicable interest period, but not less than zero, each as more fully described in the Agreement. Fees include a facility fee based on the revolving credit commitments of the lenders and a letter of credit fee based on the amount of outstanding letters of credit. Based on the Company’s current non-credit enhanced long-term senior unsecured debt rating as determined by the Rating Agencies the current rates of interest for the Revolving Credit Facilities are 0.075% above the base rate and 1.075% above the Eurocurrency rate and for the Term Loan Facility are 0.250% above the base rate and 1.250% above the Eurocurrency rate. The Credit Facilities include various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers.

As of the date of the Agreement, draws in the approximate amount of $523 million in revolving credit advances have been made and are outstanding under the Five-Year Revolving Credit Facility, and draws in the amount of $300 million in advances have been made and are outstanding under the Term Loan Facility.

Certain of the lenders under the Credit Facilities and their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities, investment banking and trust services. The Company and certain of its subsidiaries have entered into foreign exchange contracts and other derivative arrangements with certain of the lenders and their affiliates. In addition, various agents and lenders under the Credit Facilities held positions as agent and/or lender under the Company’s Existing Credit Agreements, as defined below.

In connection with the Company’s entry into the Agreement, the Company terminated the Company’s amended and restated five year credit agreement dated November 8, 2017 (the “2017 Existing Credit Agreement”) and the credit agreement dated August 24, 2018 (the “2018 Existing Credit Agreement” and together with the 2017 Existing Credit Agreement, the “Existing Credit Agreements”). The 2017 Existing Credit Agreement was entered into among the Company; the initial lenders named therein; Citibank, N.A., as administrative agent; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; and BNP Paribas, Mizuho Bank, Ltd. and The Bank of Nova Scotia, as documentation agents; and Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners. The 2018 Existing Credit Agreement was entered into among the Company; the initial lenders named therein; Mizuho Bank, Ltd., as administrative agent; and Mizuho Bank, Ltd., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners. The Company did not incur any early termination penalties in connection with such terminations.

Certain of the lenders under the Existing Credit Agreements and their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities, investment banking and trust services. The Company and certain of its subsidiaries have entered into foreign exchange contracts and other derivative arrangements with certain of the lenders and their affiliates. In addition, various agents and lenders under the Existing Credit Agreement hold positions as agent and/or lender under the Agreement.

The foregoing descriptions of the Agreement, the Credit Facilities and the Existing Credit Agreements are not complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the 2017 Existing Credit Agreement, which was included as Exhibit 10.1 to our Current Report on Form 8-K filed on November 14, 2017, and the 2018 Existing Credit Agreement, which was included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 27, 2018, each of which is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 23, 2020, Jabil Inc. held its Annual Meeting of Stockholders. As of the record date of November 29, 2019, 152,300,356 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 136,315,583 shares, representing approximately 89.50% of the total number of eligible voting shares, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

1.	The individuals listed below were elected at the Annual Meeting to serve as directors of Jabil until the next annual meeting of stockholders or until their respective successors are duly elected and qualified:

	FOR	WITHHELD	NON-VOTE
Anousheh Ansari	123,970,565	150,326	12,194,692
Martha F. Brooks	123,863,490	257,401	12,194,692
Christopher S. Holland	123,990,976	129,915	12,194,692
Timothy L. Main	123,027,544	1,093,347	12,194,692
Mark T. Mondello	123,748,510	372,381	12,194,692
John C. Plant	81,590,798	42,530,093	12,194,692
Steven A. Raymund	119,974,282	4,146,609	12,194,692
Thomas A. Sansone	116,993,543	7,127,348	12,194,692
David M. Stout	123,180,516	940,375	12,194,692
Kathleen A. Walters	123,969,641	151,250	12,194,692

2.	A proposal to ratify the appointment of Ernst & Young LLP as Jabil’s independent registered public accounting firm for the fiscal year ending August 31, 2020.

FOR	AGAINST	ABSTAIN	NON-VOTE
134,572,687	1,651,619	91,277	—

3.	A proposal to approve (on an advisory basis) Jabil’s executive compensation.

FOR	AGAINST	ABSTAIN	NON-VOTE
119,789,582	4,234,554	96,756	12,194,692

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1

Credit Agreement dated as of January 22, 2020 among Jabil Inc.; the initial lenders named in the Agreement; Citibank, N.A., as administrative agent; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; BNP Paribas, Mizuho Bank, Ltd., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as documentation agents; and Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd., MUFG Bank, Ltd., and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

January 28, 2020	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Corporate Secretary and Deputy General Counsel